Exhibit 3.1

AMENDED & RESTATED
CERTIFICATE OF FORMATION OF
GREENLAND ENERGY COMPANY

Greenland Energy Company, a Texas corporation (file number 806206194), pursuant to the provisions of the Texas Business Organizations Code, hereby amends and restates its Certificate of Formation as follows. This Amended and Restated Certificate of Formation accurately copies the Certificate of Formation and all amendments thereto that are in effect, as further amended by this Amended and Restated Certificate of Formation, and was duly approved in the manner required by the TBOC.

The undersigned hereby certifies that:

FIRST: The name of the corporation is Greenland Energy Company (the “Corporation”). The Corporation filed its original Certificate of Formation with the Secretary of State of the State of Texas on September 9, 2025 under the name “Pelican Holdco, Inc.” The Corporation is a for-profit corporation.

SECOND: The address of the registered office of the Corporation in the State of Texas is 5900 Balcones Drive, Suite 100, Austin, TX 78731, and the name its registered agent at such address is Texan Registered Agent LLC. The mailing address of the Corporation is 3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Organizations Code, as amended (the “TBOC”).

FOURTH:

(a) The total number of shares of stock which the Corporation shall have the authority to issue is 510,000,000, consisting of 500,000,000 shares of Common Stock, which shares shall have a par value of $0.0001 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, which shares shall have a par value of $0.0001 per share (the “Preferred Stock”).

(b) The designations, preferences, privileges, and voting powers of the shares of each class and the restrictions or qualifications thereof are as follows:

(i) subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock are entitled to vote upon all matters submitted to a vote of the shareholders, with each share of Common Stock entitled to one vote;

(ii) all shares of Common Stock have identical rights and privileges, and no shares shall be convertible into any other class or series of stock;

(iii) except as otherwise required by the TBOC or this Certificate of Formation, the holders of Common Stock shall vote together as a single class; and

(iv) the Board of Directors is authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the designation, number of shares, voting powers (if any), and the preferences and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions thereof.

(c) Except as set forth in Subsection (d) of this Article FOURTH, the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for purposes of this Article FOURTH as one class, shall be required (i) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation; (ii) to authorize any sale, lease or exchange of all or substantially all of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, person or other entity; or (iii) to authorize dissolution or liquidation of the Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of shares of the stock of the Corporation otherwise required by the TBOC or any agreement between the Corporation and any national securities exchange.

(d) The provisions of Subsection (c) of this Article FOURTH shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale, lease or exchange of all or substantially all of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, or to liquidation or dissolution, if the Board of Directors shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction or such liquidation or dissolution; or (ii) any merger or consolidation of the Corporation with, or any sale, lease or exchange to the Corporation or any subsidiary thereof of any of the assets of, any other corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

(e) No amendment to this Certificate of Formation shall amend, alter, change or repeal any of the provisions of Subsections (c) and (d) of this Article FOURTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article FOURTH as one class.

FIFTH:

(a) The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto. During any time that the Corporation has its Common Stock listed on a national securities exchange (as defined in Section 1.002(55-a) of the TBOC) or has 500 or more shareholders, no shareholder (as defined in Section 21.551(2) of the TBOC) of the Corporation may institute or maintain a derivative proceeding in the right of the Corporation unless such shareholder, at the time the derivative proceeding is instituted, holds at least 3% of the outstanding shares of the Corporation.

(b) The Corporation affirmatively elects to be governed by Section 21.373 of the TBOC during any time that (i) the Corporation’s principal office is located in the State of Texas or (ii) the Corporation is admitted to listing on a stock exchange that (A) has its principal office in the State of Texas and (B) has received approval by the securities commissioner of the State of Texas under Subchapter C, Chapter 4005, Government Code of the State of Texas.

SIXTH:

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be fixed solely as specified in the bylaws of the Corporation (the “Bylaws”). Such number may from time to time be increased or decreased in such manner as may be prescribed by the Bylaws. In no event shall the number of directors be less than the minimum number prescribed by the TBOC. The election of directors need not be by written ballot. There shall be no qualifications on directors.

(b) The Board of Directors is expressly authorized and empowered to alter, amend and repeal the Bylaws or adopt new Bylaws. The shareholders may, by the vote of the holders of not less than four-fifths of all classes of stock of the Corporation entitled to vote in the election of directors, make additional Bylaws and alter, amend and repeal any Bylaws, whether such Bylaws were originally adopted by the shareholders or otherwise; provided, however, that nothing in this Subsection (b) of this Article SIXTH shall affect the right of shareholders to set qualifications for directors as provided in the preceding Subsection (a) of this Article SIXTH. For the avoidance of doubt, the adoption, alteration, amendment or repeal of any Bylaws fixing qualifications for a class of directors must be approved by the affirmative vote of the majority of the shares of the relevant class present in person or represented by proxy and entitled to vote on such adoption, alteration, amendment or repeal of the applicable Bylaws pursuant to Subsection (a) of this Article SIXTH.

(c) Any director elected or appointed by a class of shareholders may be removed by the shareholders of that class at any time in such manner as shall be provided in the Bylaws.

(d) The Board of Directors shall be divided into three classes: Class I, Class II, and Class III. The number of directors in each class shall be as nearly equal as possible. The initial Class I directors shall hold office until the first annual meeting of shareholders following the effectiveness of this Certificate; the initial Class II directors until the second such annual meeting; and the initial Class III directors until the third such annual meeting. At each annual meeting thereafter, the successors to the class of directors whose terms expire at that meeting shall be elected for a term of three years. Each director shall hold office until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation, or removal. The Board of Directors is authorized to assign directors already in office to classes and to make equitable adjustments to the classes in connection with any increase or decrease in the number of directors; provided that no class shall have fewer than one director.

(d) The names, addresses and class of the directors constituting the initial Board of Directors are as follows:

Name		Address	Class
1.	Robert Price	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	III
2.	Larry G. Swets, Jr.	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	III
3.	Daniel M. McCabe	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	I
4.	Melanie Furlan	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	III
5.	Roderick McIllree	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	I
6.	Scott D. Wollney	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	II
7.	Hassan R. Baqar	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	II

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH:

(a) Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of the Preferred Stock to call a special meeting of the holders of such series, special meetings of shareholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the holders of not less than 50% (or, if lower, the highest percentage of ownership that may be set under the TBOC) of the Corporation’s outstanding shares of capital stock entitled to vote at such special meeting.

(b) Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws.

NINTH:

(a) To the fullest extent permitted by the TBOC, as it presently exists or may hereafter be amended from time to time, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer. If the TBOC is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC, as so amended. Any repeal or amendment of this Subsection (a) of this Article NINTH by the shareholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Formation inconsistent with this Subsection (a) of this Article NINTH will, unless otherwise required by the TBOC, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(b) To the fullest extent permitted by the TBOC, as the same now exists or may hereafter be amended from time to time, the Corporation is authorized to indemnify, and provide advancement of expenses to, its directors, officers, employees and agents (and any other persons to which the TBOC permits the Corporation to provide indemnification) through provisions in the Bylaws, agreements with such directors, officers, employees, agents or other persons, the vote of shareholders or disinterested directors or otherwise.

TENTH: Except as otherwise provided by the TBOC, no action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ELEVENTH:

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) shall, to the fullest extent permitted by the TBOC, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or shareholder of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action arising pursuant to any provision of the TBOC or this Certificate of Formation or the Bylaws or as to which the TBOC confers jurisdiction on the Business Court, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Formation or the Bylaws, (v) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, (vi) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (vii) any other action within the jurisdiction of the Business Court, including any claims within the supplemental jurisdiction of the Business Court; provided, however, that this exclusive forum provision will not apply to any claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of, and have consented to, the provisions of this Subsection (a) of this Article ELEVENTH, and shall be deemed to have notice of, and have consented that the Business Court shall be the sole and exclusive forum for the resolution of the foregoing disputes to the fullest extent permitted by the TBOC. If any action the subject matter of which is within the scope of this Subsection (a) of this Article ELEVENTH is filed in a court other than the Business Court (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) (a “Foreign Action”) by or in the name of any shareholder, such shareholder shall be deemed to have notice of, and have consented to, (y) the exclusive personal jurisdiction of the Business Court (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) in connection with any action brought in any such court to enforce this Subsection (a) of this Article ELEVENTH and (z) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. The existence of any prior consent to, or selection of, an alternative forum by the Corporation shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Subsection (a) of this Article ELEVENTH with respect to any current or future actions or claims. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

(b) ANY PERSON OR ENTITY PURCHASING OR OTHERWISE ACQUIRING OR HOLDING ANY INTEREST IN SHARES OF STOCK OF THE CORPORATION SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY WAIVED ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ASSERTING AN “INTERNAL ENTITY CLAIM” AS THAT TERM IS DEFINED IN SECTION 2.115 OF THE TBOC, AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OTHER LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM WITHIN THE SCOPE OF SUBSECTION (a) OF THIS ARTICLE ELEVENTH.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized representative as of this 25th day of March, 2026.

By:	/s/ Robert Price
Name:	Robert Price
Title:	Authorized Signatory

[Signature Page to the Certificate of Formation of Greenland Energy Company]

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